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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
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                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   June 4, 2004
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                             Salon Media Group, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                        0-26395              94-3228750
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 (State or other jurisdiction           (Commission           (IRS Employer
      of incorporation)                 File Number)        Identification No.)

              22 Fourth Street, 11th Floor, San Francisco, CA 94103
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (415) 645-9200
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          (Former name or former address, if changed since last report)







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Item 5.  Other Events

On June 4, 2004, Salon Media Group, Inc. (the "Registrant" or the "Company) completed a closing of its Series D-1 Preferred Stock financing. In this private placement, the Company raised approximately $0.5 million in cash from four investors. The investors included John Warnock, a Director of Salon, William Hambrecht, the father of Elizabeth Hambrecht, Salon's President, Chief Financial Officer and Secretary, and an entity that William Hambrecht and Elizabeth Hambrecht have an ownership interest therein.

The financing was effected in accordance with the Securities Purchase Agreement dated as of June 4, 2004 between the Company and the purchasers listed on the schedule of purchasers attached thereto (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company sold and issued 417 shares of the Company's Series D-1 Preferred Stock to the Purchasers at a price of $1,200 per share and issued warrants to purchase 807,095 shares of the Company's common stock at an exercise price of $0.138 per share. The 417 shares of Series D-1 Preferred Stock are convertible into, and have the voting rights of, approximately 5.4 million shares of common stock of the Company. Following the transaction, John Warnock owns approximately 77.2 million shares of common stock and shares of common stock issuable upon conversion of the shares of preferred stock he holds, and William Hambrecht, either solely or in conjunction with entities that he has an ownership interest therein, owns approximately 38.5 million shares of common stock and shares of common stock issuable upon conversion of the shares of preferred stock he holds directly or indirectly. The Registrant's total outstanding common stock, including shares of common stock issuable upon conversion of the shares of preferred stock, all with voting rights, is approximately 190.6 million shares.

The Company will use the $0.5 million capital raised for working capital and other general corporate purposes.

The Series D-1 Preferred Stock is convertible into common stock of the Company at the conversion rate determined by dividing the Series D-1 Preferred Stock per share price of $1,200 by the Series D-1 Conversion Price of $0.093. The conversion to common stock can take place after the Company has amended its Certificate of Incorporation and upon securing approval by the Board of Directors and stockholders to increase the authorized number of shares of the Company's common stock. The Series D-1 Preferred Stock conversion price is subject to downward adjustment in the event of certain subsequent Company stock issuances.

The Purchase Agreement and the Certificate of Designation of Preferences and Rights of the Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and Series D-5 Preferred Stock, collectively, the "Series D preferred stock" allows for the sale and issuance of an additional 1,668 shares of Series D preferred stock, for which the Company could receive approximately $2.0 million.

The holders of the Series D Preferred Stock are entitled dividends of 5.0%, as and if declared by the Board of Directors. In event of a liquidation event, the holders of Series D Preferred Stock and the holders of the Series C Preferred Stock rank in parity, and are entitled to receive, prior and in preference to any distribution of any assets or property of the Company to the holders of

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common stock, Series A and B Preferred Stock, an amount per share equal to
$1,200 plus an amount equal to all declared but unpaid dividends, and in the case of the Series C Preferred Stock, $1,600 per share, plus an amount equal to all declared but unpaid dividends, based on an annual rate of 8%. If the assets and funds available for distribution are insufficient to permit the payment to the holders of Series C and D Preferred Stock of their full preferential amounts, then the entire assets and funds of the Company legally available for distribution to stockholders will be distributed among the holders of Series C and D Preferred Stock ratably in proportion to the full preferential amounts which they are entitled to receive. After an initial distribution to the holders of Series C and D Preferred Stock, the holders of the Series A and B Preferred Stock, who rank in parity, are entitled to receive, prior and in preference to any distribution of any assets or property of the Company to the holders of common stock, an amount per share equal to $8,000 plus an amount equal to all declared but unpaid dividends, based on an annual rate of 8%. If, after the initial distribution to holders of Series C and D Preferred Stock, the remaining assets and funds available for distribution are insufficient to permit the payment to the holders of Series A and B Preferred Stock of the full preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution to stockholders will be distributed among the holders of Series A and B Preferred Stock ratably in proportion to the full preferential amounts which they are entitled to receive.

If, after initial preferential liquidation payments to the holders of Series A, B, C and D Preferred Stock holders, any assets remain available for distribution, such assets are to be distributed ratably among the holders of common stock and preferred stock, based on to the shares of common stock then held by them and issuable upon conversion of the shares of preferred stock then held by them until aggregate distributions per share reach $12,000 for the holders of Series A and B Preferred Stock, $2,400 for the holders of Series C Preferred Stock and $3,600 for the holders of Series D Preferred Stock. The Company has previously issued 809 shares of Series A Preferred Stock, 125 shares of Series B Preferred Stock and 6,618 shares of Series C Preferred Stock. Preferred stock holders as a group own approximately 95.5% of the shares of common stock outstanding and issuable upon conversion of outstanding shares of preferred stock.

If, after payment has been made to the holders of common stock and holders of preferred stock mentioned above, any assets remain available for distribution, such assets are to be distributed ratably among the holders of common stock and the holders of Series C Preferred Stock, based on the number of shares of common stock then held by them and issuable upon conversion of the Series C Preferred Stock then held by them. The holders of Series C Preferred Stock hold approximately 94% of this group of securities.

The Series D-1 Preferred Stock, warrants, and underlying shares of common stock have not been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from registration requirements.

The foregoing description of the private placement is qualified in its entirety by reference to the Certificate of Designation of Preferences and Rights of the Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and Series D-5 Preferred Stock, the Purchase Agreement and the Form of Common Stock Purchase Warrant,

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copies of which are filed with this current report as Exhibits 3.4.3, 4.2.82 and
4.2.83, and each of these exhibits is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits


Exhibit No.          Description
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3.4.3          Certificate of Designation of Preferences and Rights of the
               Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and Series D-5 Preferred Stock dated as of June 1, 2004.

4.2.82 Securities Purchase Agreement dated as of June 4, 2004 between Salon Media Group, Inc. and the Purchasers listed on the Schedule of Purchasers attached thereto.

4.2.83 Form of Common Stock Purchase Warrant dated June 4, 2004 issued by Salon Media Group, Inc.



SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        SALON MEDIA GROUP, INC.

Dated:  6/16/04         /s/ Elizabeth Hambrecht
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                        Elizabeth Hambrecht, President, Chief Financial Officer,
                        and Secretary




















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